                            STOCK PURCHASE AGREEMENT

            THIS AGREEMENT is entered this 30 day of December, 1985, by and among JASON INCORPORATED, a Delaware corporation (the "Corporation"), VINCENT
L. MARTIN ("Martin"), JANET D. MARTIN, Martin's spouse, MARK TRAIN ("Train") and ANNE V. TRAIN, Train's spouse.

                                    RECITALS

            The parties acknowledge the following:

            A. Martin owns 400 shares of the issued and outstanding $.10 par value voting common stock of the Corporation.

            B. Train owns 300 shares of the issued and outstanding $.10 par value voting common stock of the Corporation.

            C. Martin and Train (collectively, the "Shareholders") are personally active in the management of the Corporation's business and the Shareholders and the Corporation desire to promote the interests of the Corporation by imposing certain restrictions and obligations on the stock owned by the Shareholders in order to (1) stabilize the Corporation's business; (2) prevent the separation of ownership from management of the Corporation; (3) prevent the possibility of inexperienced shareholders injecting themselves into the management of the Corporation's business; (4) preclude, if possible, dissension, litigation or deadlock at the death of a Shareholder; (5) assure continuity in the business of the Corporation for the purpose of attracting key personnel; and (6) provide for the financial stability of the Corporation.

                                   AGREEMENTS

            In consideration of the premises and mutual agreements contained herein, IT IS AGREED:

            1.    General Restrictions on Stock - Applicability.

                  (a) Restrictions. The Shareholders shall not, during their lives or upon their deaths, sell, transfer, give, assign, bequeath, pledge or otherwise encumber or divest themselves of ownership or control of all or any part of their Stock (as defined below), whether voluntarily or by operation of law, except in accordance with the terms of this Agreement or by written consent of the Corporation and the other Shareholder.

                  (b) Stock Subject to Agreement. The parties expressly agree that this Agreement covers all shares of $.10 par value voting and nonvoting common stock of the Corporation now owned or acquired in the future by the Shareholders or their spouses while this Agreement remains in effect (the "Stock"). "Stock" shall include, without limitation, all of the Corporation's stock now owned or acquired in the future by the Shareholders or their spouses as marital property or as their individual property and, with respect to such Stock, the parties
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expressly agree that if a Shareholder's spouse shall predecease a Shareholder, the interest of the deceased spouse in the Stock owned by the Shareholder shall remain subject to the terms and provisions of this Agreement. The Stock shall remain subject to this Agreement regardless of the termination of the marital relationship of a Shareholder and his spouse for any reason.

                  The Shareholders' obligation to sell Stock shall include an obligation on the part of their spouses to sell or offer to sell such spouses' marital property interests in the Stock in the same manner.

            2.    Voluntary Transfers.

                  (a) Right of First Refusal in the Corporation. If a Shareholder receives a written bona fide third-party offer to sell, transfer or otherwise dispose of all or any part of his Stock (including any interest of his spouse in such Stock), and such Shareholder desires to sell pursuant to said offer, the Shareholder (the "Seller") shall immediately deliver a copy of such written third-party offer to the President and Secretary of the Corporation and to the other Shareholder and shall, simultaneously with the delivery of such third-party offer, give written notice of his intention to sell to the President and Secretary of the Corporation and to the other Shareholder and, in such notice, shall offer to sell such Stock to the Corporation at the price offered to Seller by the proposed third-party purchaser of the Stock (the "Third-Party Price") and, at the Corporation's option, upon the terms and conditions offered by the third-party purchaser of the Stock (the "Third Party Terms") or upon the terms and conditions set forth in paragraph 8 hereof (the "Terms and Conditions"). Within 45 days after the receipt of said written notice, the Corporation may, by notice in writing to Seller, elect to purchase all, but not less than all, of the Stock thus offered.

                  (b) Right of First Refusal in Other Shareholder. If the Corporation elects not to purchase the Stock thus offered, then the Stock shall be offered for sale and shall be subject to an option on the part of the other Shareholder to purchase all of the Stock at the Third-Party Price and, at the option of the other Shareholder, upon the Third-Party Terms or the Terms and Conditions. Such option shall be exercised by written notice to Seller from the other Shareholder within 30 days from the date upon which the Corporation's option period described above expires.

                  (c) Sale to Third Party. If the Seller's offer to sell all of his Stock is not accepted by the Corporation or the other Shareholder within the time limits stated above, Seller shall be free to make a bona fide transfer of his Stock to any bona fide third-party purchaser at a price equal to or greater than the Third-Party Price and upon the Third-Party Terms. If the Seller shall fail to make and close the sale of his Stock within 60 days after the date upon which the Shareholder's acceptance period described in paragraph 2(b) expires, such Stock shall not be sold and shall again be subject to the restrictions of this Agreement.

                  (d) Other Shareholder's Right to Sell. Within 30 days after the Shareholder's acceptance period set forth in paragraph 2(b) expires, the other Shareholder shall have the right, but not the obligation, to elect by notice in writing to Seller to sell all, but not less than all, of his Stock to the third-party purchaser at the same price per share and on the same






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terms and conditions received by Seller at Seller's closing with the third-party purchaser. Seller's agreement with the third-party purchaser shall contain a provision requiring the third-party purchaser to purchase all of the shares owned by the other Shareholder if he elects to sell pursuant to this paragraph 2(d).

                  (e) Sale to other Shareholder. Either Shareholder may sell all or any part of his Stock (including any rights of his spouse in such Stock) to the other Shareholder at a price and upon terms mutually agreeable to the Shareholders.

            3. Death. Upon the death of a Shareholder, the Corporation shall purchase from the Shareholder's personal representative (the "Personal Representative") and the Personal Representative shall sell to the Corporation all of the Stock owned by the deceased Shareholder (including any rights of his spouse in such Stock) at the purchase price described in paragraph 7 hereof (the "Purchase Price") and upon the Terms and Conditions.

            4. Disability of a Shareholder. In the event of a Shareholder's Permanent Total Disability (as defined herein):

                  (a) The Corporation shall have an option to purchase from the disabled Shareholder all of the Stock owned by him (including any rights of his spouse in such Stock) at the Purchase Price and upon the Terms and Conditions. The option to purchase by the Corporation may be exercised by written notice to the disabled Shareholder at any time after the commencement of Permanent Total Disability.

                  (b) Disabled Shareholder's Option. The disabled Shareholder shall have an option to sell to the Corporation all of the Stock owned by the disabled Shareholder (including any rights of his spouse in such Stock) at the Purchase Price and upon the Terms and, Conditions. The option to sell by the disabled Shareholder may be exercised by written notice to the Corporation at any time one year after the commencement of Permanent Total Disability.

                  (c) Definition of Permanent Total Disability. The term "Permanent Total Disability" shall have the same meaning as that set forth in those certain employment agreements dated December 30 , 1985 between the Corporation and Martin and Train, respectively.

            5.    Termination of Shareholder's Employment.

                  (a) For Cause or Voluntary Termination On or Before December 30, 1989. In the event that a Shareholder's employment with the Corporation is terminated for Cause (as defined herein) or in the event that a Shareholder terminates his employment with the Corporation for any reason other than death or Permanent Total Disability on or before December 30, 1989, the Corporation shall purchase and the Shareholder shall sell all of the Stock owned by the Shareholder (including any rights of his spouse in such Stock) at the Purchase Price, less 25%, and upon the Terms and Conditions. For purposes of this paragraph, the term "Cause" shall mean fraud, dishonesty, acts of gross negligence in the course of employment, material misrepresentation to shareholders of the Corporation and directors of the Corporation,




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the commission of a felony or a failure to perform the duties set forth in that certain employment agreement dated December 30, 1985 between the Corporation and Martin or Train, as the case may be, or prescribed by the Board of Directors of the Corporation to the reasonable satisfaction of the Board of Directors of the Corporation.

                  (b) Without Cause or Voluntary Termination After December 30, 1989. In the event that a Shareholder terminates his employment with the Corporation for any reason after December 30, 1989 or the event the Shareholder's employment with the Corporation is terminated by the Corporation at any time without Cause, the Shareholder shall sell and the Corporation shall purchase all of the Stock owned by the Shareholder (including any rights of his spouse in such Stock) at the Purchase Price and upon the Terms and Conditions.

                  (c) Retirement of Shareholder. On a Shareholder's retirement from active employment with the Corporation, the Shareholder shall sell to the Corporation and the Corporation shall purchase from the Shareholder all of the Stock owned by the Shareholder (including any rights of his spouse in such Stock) at the Purchase Price and upon the Terms and Conditions. For purposes of this Agreement, retirement shall mean termination of employment at or after the Corporation's normal retirement age of 65.

            6.    Termination of Marital Relationship - Involuntary
Disposition.

                  (a) If the marital relationship of a Shareholder is terminated by death or divorce and the Shareholder does not succeed to his spouse's marital property interest in the Stock, then the Shareholder shall have an option to purchase all of his spouse's interest in the Stock and his spouse or the executor or administrator of the spouse's estate, whichever is applicable, shall be obligated to sell such interest in the Stock at the Purchase Price and upon the Terms and Conditions. Such option must be exercised in writing within 90 days after the death or divorce of such Shareholder's spouse. If the Shareholder fails to exercise the option within such 90-day period, the Corporation shall have the option to purchase the spouse's interest in the Stock at the Purchase Price and upon the Terms and Conditions for a period of 90 days after the lapse of the initial 90-day period.

                  (b) Involuntary Disposition. Before any involuntary disposition of the Stock, a Shareholder or a Shareholder's representative shall give written notice to the Corporation disclosing in full the nature and details of the involuntary disposition and the Corporation shall have the option to purchase the Stock for 90 days after receipt of such notice at the Purchase Price and upon the Terms and Conditions.

            7. Purchase Price. Subject to paragraphs 2 and 5, the purchase price ("Purchase Price") for any stock purchased and sold pursuant to this Agreement shall be established by appraisal. Two appraisers shall be chosen by agreement of the Corporation and the selling Shareholder or his Personal Representative, as the case may be, within 30 days of the event giving rise to the purchase and sale obligation. Each appraiser shall make an independent appraisal as of the date of the Purchase Event (as defined herein) in question and such appraisals shall not be discounted for minority interests. The Purchase Price shall be the average of the two appraisals.
If the Corporation and selling Shareholder or his Personal Representative, as the case



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
may be, cannot agree upon two appraisers within such 30-day period, each party shall select an appraiser within the next 15 days and the two appraisers shall select two other appraisers and such other appraisers shall each determine the Purchase Price of Stock being purchased and sold as soon thereafter as practicable. The Purchase Price, as finally determined, shall be the average of such two appraisals. The appraisals shall be conclusive and binding upon the parties. The cost of any appraisals hereunder shall be shared equally by the Corporation and the selling Shareholder or his estate, as the case may be. For purposes of this Agreement, a Purchase Event shall occur upon the following dates:

                  (a) In the event of purchases pursuant to paragraph 3, the date of death of the Shareholder shall be the Purchase Event.

                  (b) In the event of purchases pursuant to paragraph 4 hereof, the date upon which Permanent Total Disability commences shall be the Purchase Event.

                  (c) In the event of purchases pursuant to paragraph 5 hereof, the date of termination of employment of the Shareholder shall be the Purchase Event.

                  (d) In the event of purchases pursuant to paragraph 6(a) hereof, the date a spouse or such spouse's personal representative receives notice of the exercise of an option under paragraph 6(a) shall be the Purchase Event.

                  (e) In the event of purchases pursuant to paragraph 6(b) hereof, the date a Shareholder receives notice of the Corporation's exercise of its option under paragraph 6(b) shall be the Purchase Event.

            8.    Payment of Purchase Price.

                  (a)   Sales Upon Death of a Shareholder.  In the event of
(i) the death of a Shareholder and (ii) the Corporation receives the proceeds of any insurance policy upon the life of the deceased Shareholder, the Corporation shall, subject to the provisions of this paragraph 8(a), pay the Personal Representative the amount of the proceeds of said policy at Closing (as defined herein) as partial or complete payment for the Stock. In the event the Purchase Price is less than the proceeds of the insurance policy, the excess insurance shall be retained by the Corporation. In the event the Purchase Price exceeds the amount of insurance proceeds, the proceeds shall constitute the initial installment and the balance shall be paid As follows:
In the event the unpaid balance of the Purchase Price is less than $5,000, the balance shall be paid in full on the first anniversary date of Closing. In the event the unpaid balance exceeds $5,000, the unpaid balance shall be paid in four equal installments, the first installment to be made on the later of the first anniversary date of Closing or December 30, 1987 and the remaining installments to be made on the three successive anniversary dates of the first installment. In the event the Corporation receives no insurance proceeds, the Corporation shall pay the Personal Representative 20% of the Purchase Price on the later of Closing or December 30, 1987 (the "Initial Installment") and shall pay the balance of the Purchase Price in four equal annual installments, the first installment to be made on the first anniversary date of the Initial






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Installment and the remaining installments to be made on the three successive anniversary dates thereof.

                  (b) Voluntary Transfers, Termination of Employment and Disability. In the event of a sale pursuant to paragraphs 2 (except paragraph 2(e)), 4, 5 or 6, the Corporation or other Shareholder, as the case may be ("Purchaser") shall, subject to the terms of paragraphs 2 and 5, pay the Shareholder 20% of the Purchase Price on the later of Closing or December 30, 1987 (the "Initial Installment") and shall pay the balance in four equal annual installments, the first installment to be made on the first anniversary date of the Initial Installment and the remaining installments to be made on the three successive anniversary dates thereof.

                  (c) Promissory Note. The unpaid balance of the Purchase Price shall be represented by a promissory note (the "Note") delivered to the Shareholder or the Personal Representative, as the case may be, at Closing. The Note shall bear interest on the outstanding principal balance as of Closing at the rate equal to the rate of interest charged by the Bank of Boston its most creditworthy customers on 90-day unsecured loans as of Closing (the "Prime Rate"), which rate shall be adjusted on each anniversary date of the Note to the Prime Rate as of such anniversary date. Interest shall be paid simultaneously with each payment of principal. The Note shall provide for acceleration of maturity of the unpaid principal and interest upon default of the payment of any installment of principal or interest. The Purchaser shall have the right to prepay without penalty all or any part of the unpaid balance at any time.

                  (d) Security. Except for a Note delivered pursuant to paragraph 5(a) hereof, the Note shall be secured by a pledge of the Stock purchased hereunder. Purchaser shall execute a collateral pledge agreement ("Collateral Pledge Agreement") in form and content satisfactory to the selling Shareholder, or his estate, as the case may be, granting a security interest for payment of the purchase price in an amount of the Stock, purchased equal in value to the balance of the purchase price remaining unpaid. For purposes of valuing the shares of Stock as collateral, each share of Stock shall be deemed to have a value equal to the purchase price paid per share of Stock. Certificates representing the shares of Stock so pledged shall be delivered to Shareholder or his estate at Closing along with stock powers signed in blank by the Purchaser. Upon payment of each installment under the Note, Shareholder or his estate shall, within five days after receipt of such installment, release to Purchaser a portion of the shares of Stock so pledged in an amount equal in value to the amount of the purchase price so paid. Shareholder or his estate shall not be entitled to vote the shares of Stock so pledged or to receive dividends, if any, declared thereon as long as the Purchaser is not in default in payment of the purchase price and has not breached this Agreement.

            9. Closing. The closing of purchases and sales of Stock pursuant to this Agreement shall take place at the offices of the Corporation. For purchases under this Agreement, the date of Closing shall be as follows:

                  (a) In the event of purchases under paragraph 2 hereof (except paragraph 2(e)), the date of Closing shall be within 30 days after the date upon which the Shareholder is in receipt of all written acceptances of his offer to sell.





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
                  (b) In the event of purchases under paragraph 3 hereof, the date of Closing shall be within 90 days after the date upon which the Personal Representative is appointed.

                  (c) In the event of purchases under paragraph 4 hereof, the date of Closing shall be within 40 days after the exercise- of an option described in paragraph 4.

                  (d) In the event of purchases under paragraph 5 hereof, the date of Closing shall be within 30 days after the date upon which Shareholder's employment with the Corporation finally terminates.

                  (e) In the event of purchases under paragraph 6 hereof, the date of Closing shall be within 40 days after the exercise of an option described in paragraph 6.

            10.   Registration Rights.

                  (a) The Corporation agrees that if, at any time, it purposes to file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering any shares of its common stock, whether as a primary or secondary offering, it will give written notice to the Shareholders of its intention to do so and, on the written request of a Shareholder, made within 30 days after the notice of the Corporation, to include the shares of Stock held by such Shareholder in such registration, the Corporation shall, subject to the terms and conditions hereinafter set forth and the limitations herein contained, use its best efforts to cause all shares of Stock referred to in the written request to be registered under the Act so as to permit the sale or other disposition thereof by the Shareholder in accordance with the terms of such written request provided at least 50% of the shares of Stock held by the Shareholder are included in the request. The Corporation shall not be required to effect more than one registration under this paragraph 10(a).

                  (b) Each written request submitted to the Corporation pursuant to the provisions of paragraph 10(a) shall be signed by the Shareholder requesting registration and shall state the number of shares of Stock with respect to which registration is requested and shall state the intended method of distribution of such shares of Stock by the Shareholder.

                  (c) The Corporation shall be required to register or use its best efforts to effect a registration pursuant to paragraph 10(a) only if all of the following conditions are satisfied:

                        (i) The Shareholder shall undertake and agree with the Corporation to complete the sale or other disposition of such Stock (in accordance with the intended methods of distribution thereof set forth in the written request) except that the Corporation shall have the right to select the underwriter (as such term is defined in section 2(11) of the Act) and the method of distribution, subject to approval by the Shareholder (which approval shall not be unreasonably withheld) or withdraw from sale any unsold Stock within nine months from the effective date of the registration and in such event, such shares of Stock may be deregistered by the Corporation;






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                        (ii)  the Shareholder shall furnish to the
Corporation such information and representations regarding the Stock held by the Shareholder and the intended method or methods of disposition thereof as the Corporation shall reasonably request and as shall be required under the then existing law in connection with actions to be taken by the Corporation;

                        (iii) the Shareholder shall undertake, by an agreement reasonably satisfactory to the Corporation, to indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed such registration statement and each person, if any, who controls the Corporation within the meaning of the Act, against such losses, claims, damages or liabilities to which the Corporation, any director, officer or controlling person may become subject under the Act, or otherwise, in so far as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus, or any amendment or supplement thereto, or arise out of are based on an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance on information furnished to the Corporation by the Shareholder specifically for use in the preparation of such registration statement, prospectus, preliminary prospectus or amendment or supplement thereto; and will reimburse the Corporation or any such director, officer or controlling party for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. It is agreed that the obligations of the Shareholder hereunder shall be limited to an amount equal to the proceeds to the Shareholder of shares sold pursuant to which a loss, claim, damage, liability or action relates.

                  (d) If the Corporation proposes to file a registration and written requests are submitted by the Shareholder pursuant to paragraph 10(a), the Shareholder and the Corporation agree to jointly abate their offerings pro rata (in proportion to the number of shares intended to be sold) if either is requested to do so by the principal underwriter for the offering.

                  (e) The Shareholder shall not be liable under the indemnity agreement referred to in paragraph 10(c) unless, promptly after written communication asserting a claim in respect of which payment may be sought pursuant to such indemnity agreement shall have been received by any party indemnified hereunder, either the indemnified party shall give written notice thereof to the Shareholder or the Shareholder received actual notice thereof. The Shareholder shall be entitled to participate at his own expense in the defense or, if he so elects, jointly with any other indemnifying party similarly notified, to assume the defense of any such suit or administrative or other proceeding brought to enforce or determine any such liability.
After notice by the Shareholder of his election to assume the defense of any such suit or administrative or other proceedings, the Shareholder shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs for investigation. The Shareholder shall not be required to indemnify any person for any payment made in settlement of any suit or claim unless such payment is consented to by the Shareholder.

                  (f) The Corporation's obligation to register or use its best efforts to effect registration of or make a prospectus available with respect to any Stock shall terminate in the event the Shareholder has heretofore transferred any shares of Stock in violation of this Agreement.

            11. Acts of Corporation. If and whenever the Corporation is required by this Agreement to use its best efforts to effect the registration under the Act of any Stock, it will:

                  (a) prepare and file with the Commission a registration statement with respect to the Stock and use its best efforts to cause such registration to become effective;

                  (b) use its best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus comprised therein as may be necessary to keep such registration effective and to comply with the provisions of the Act with respect to the sale or other disposition of all stock covered by such registration statement, in accordance with the intended method or methods of distribution thereof set forth in such registration statement, for a period of not more than nine months after the original effective date of such registration statement; and

                  (c) furnish to the Shareholder such number of copies of a summary prospectus or other prospectus, including the preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Shareholder may reasonably request pursuant to the terms hereof in order to facilitate the public sale or other disposition of the Stock owned by the Shareholder in accordance with the intended method or methods of distribution thereof set forth in the registration statement.

            12. Expenses. If and whenever the Corporation is required by the provisions of paragraph 10(a) of this Agreement to use its best efforts to effect the registration of any of the Stock under the Act, the Corporation shall pay all expenses (other than underwriters' commissions and discounts) of every kind and character (including, but without limitation, registration fees, qualification fees, printing fees, legal and accounting fees and the services of the regular full-time employees of the Corporation) of such registration (and the qualification and sale of the Stock so registered).

            13. Delay of Sales. The Shareholder agrees that if he submits a written request pursuant to paragraph 10(a) hereof, he will not, without the Corporation's written consent, sell any of such Stock from the date of receipt by him of a written notice from the Corporation that it proposes to file a registration statement as set forth in paragraph 10(a) hereof until the earlier of four months thereafter or the expiration of 90 days after the effective date of such registration statement except to the extent that his shares are included in such registration statement.

            14. Limitation Upon Ability of Corporation to Purchase. If, at any time when the Corporation is required to purchase Stock hereunder, it cannot satisfy the conditions precedent to acquisition of its shares under any applicable loan agreement, covenant or statute, the Corporation shall purchase as many shares of Stock as it shall have legal capacity so to do and the purchase commitment hereunder shall remain in effect as to any unpurchased shares of Stock. If the Corporation is unable to complete any such purchase because it cannot satisfy the conditions for acquisition of its own shares under such agreement, covenant or statute, the Corporation and its officers, directors and shareholders shall promptly take all steps reasonable necessary to satisfy the requirements of such agreement, covenant or statute, including, without limitation, the procurement of current appraisals on the assets of the Corporation.

                  Any shares of Stock which the Corporation is unable to purchase hereunder, because of the limitations stated in this paragraph 14 shall, for a period of five years be held for transfer by the owner thereof subject to the provisions of this Agreement without in any way relieving the Corporation of its purchase commitment or the owner or transferee thereof of the duty to sell. The Purchase Price of such Stock shall be reestablished pursuant to paragraph 7 at such time as the Corporation is able to complete the purchase without violating the above-mentioned agreements, covenants or statutes and Closing shall take place within 30 days of the reestablishment of the Purchase Price. The owner or transferee of Stock not redeemed by the Corporation within five years after the purchase obligation arose shall have the option after such period to continue to require the Corporation to purchase such shares of Stock for successive one-year periods as provided above or to transfer such shares of Stock free of the restrictions contained in this Agreement.

            15. Legend on Certificate. Each certificate representing shares of Stock in the Corporation issued and delivered to Shareholders shall have endorsed thereon the following legend:

                        The shares of stock represented by this certificate
            are restricted and subject to the terms of a stock purchase agreement dated December _, 1985, a copy of which is on file with the Secretary of the Corporation and will be furnished to any interested party upon written request.

            16. Specific Performance. The Stock cannot be readily purchased or sold on the open market and, for that reason, among others, the parties would be irrevocably damaged in the event that this Agreement is not specifically enforced Should any dispute arise concerning the sale or disposition of the Stock, an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any of the Stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

            17. Marriage of a Shareholder. The Shareholders agree that, during the term of this Agreement, if a Shareholder marries and his spouse fails to sign a counterpart to this Agreement which shall bind whatever interest such spouse shall then or thereafter acquire in this Stock, Shareholder shall offer his Stock to the Corporation at the price and on the terms specified above as if Permanent Total Disability commenced on the date of his marriage. On the execution of a counterpart to this Agreement, such new spouse shall become a party to this Agreement together with all of the then present parties to this Agreement as though such spouse were an






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
original party hereto. For this purpose, all parties to this Agreement hereby expressly bind themselves to such counterpart agreement by the Corporation's execution of that agreement without further action on their part.

            18. Notices. Any and all notices, offers and acceptances or other communications provided for herein shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Corporation to its principal office or, in the case of the Shareholders, to their respective addresses as they appear on the records of the Corporation, or to such other address designated in writing by them. Notice given in accordance with these provisions shall be deemed given when delivered or mailed.

            19. Modification. No change, modification or amendment to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

            20. Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                  (a) bankruptcy, receivership or dissolution of the Corporation; or

                  (b)   voluntary agreement of the parties hereto;

provided, however, that the occurrence of the above-mentioned events shall not affect payment due under purchases, arising prior to said occurrences.

            Upon termination of this Agreement, the Shareholders shall be entitled to have certificates representing their Stock reissued without the endorsement, provided in paragraph 15 hereof.

            21. Governing Laws. This Agreement shall be subject to and governed by the laws of the State of Wisconsin.

            22. Benefits and Obligations. This Agreement shall inure to the benefit of and shall be binding upon the Corporation, its successors and assigns, including, without limitation, any person, partnership or corporation which may acquire all or substantially all of the Corporation's assets or business or into which the Corporation shall be consolidated or merged and upon the Shareholders and, their spouses, their heirs, successors, assigns and personal representatives.


                                            JASON INCORPORATED

                                            BY
                                                ----------------------------
                                                  Vincent L.,Martin, President


                                            Attest:

                                                   /s/ Mark Train
                                                ----------------------------
                                                  Mark Train, Secretary


                                                   /s/ Vincent L. Martin
                                                ----------------------------
                                                  Vincent L. Martin


                                                   /s/ Janet D. Martin
                                                ----------------------------
                                                     Janet D. Martin


                                                  /s/ Mark Train
                                                ----------------------------
                                                    Mark Train


                                                 /s/ Anne V. Train
                                                ----------------------------
                                                   Anne V. Train


                                       12